Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 25, 2013, PolyOne Corporation (PolyOne, the Company or we) entered into an agreement to sell its vinyl dispersion, blending and suspension resin business (Resin Business) to Mexichem Specialty Resins Inc. (Mexichem), a wholly owned subsidiary of Mexichem, S.A.B. de C.V. (Agreement). On May 30, 2013, we completed the disposition of the Resin Business pursuant to the Agreement and received proceeds of $250.0 million in cash.

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of PolyOne, adjusted to reflect the disposition of the Resin Business. The following unaudited pro forma condensed combined financial statements of the Company should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company and the related notes included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (First Quarter 2013 10-Q) and its Annual Report on Form 10-K for the year ended December 31, 2012 (2012 10-K). The unaudited pro forma condensed combined balance sheet reflects the disposition of the Resin Business as if it had occurred on March 31, 2013, while the unaudited pro forma condensed combined statements of income for the years ended December 31, 2012, 2011 and 2010, respectively, give effect to the disposition as if it had occurred at the beginning of each period presented. Pro forma condensed combined statements of income for the three months ended March 31, 2013 and 2012 are not provided, as the statements of income contained in the First Quarter 2013 10-Q reflects the Resin Business’ operations as discontinued operations. The pro forma adjustments, described in Note 2, are based on the best available information and certain assumptions that the Company’s management believes to be reasonable.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the Resin Business closed on March 31, 2013 for the unaudited pro forma condensed combined balance sheet, or at the beginning of each period presented for the unaudited pro forma condensed combined statements of income.

PolyOne Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2013

(in millions)	Reported	Pro Forma Adjustments Note 2		Pro Forma
Assets
Cash and cash equivalents	$168.9	$250.0	(a)	$418.9
Accounts receivable, net	526.1	—		526.1
Inventories, net	353.5	—		353.5
Assets held-for-sale	42.0	(42.0	)(b)	—
Other current assets	80.3	—		80.3

Total current assets	1,170.8	208.0		1,378.8

Property, net	671.6	—		671.6
Goodwill	544.0	—		544.0
Intangible assets, net	381.0	—		381.0
Other non-current assets	136.1	—		136.1

Total assets	$2,903.5	$208.0		$3,111.5

Liabilities and Shareholders’ Equity
Short-term debt, including current portion of long-term debt	$7.9	$—		$7.9
Accounts payable	443.7	—		443.7
Liabilities held-for-sale	18.6	(18.6	)(b)	—
Accrued expenses	134.3	5.0	(c)	227.4
		84.2	(d)
		3.9	(e)

Total current liabilities	604.5	74.5		679.0

Long-term debt	1,047.6	—		1,047.6
Post-retirement benefits other than pensions	16.3	—		16.3
Pension benefits	128.6	—		128.6
Other non-current liabilities	232.6	(3.9	)(e)	228.7

Total noncurrent liabilities	1,425.1	(3.9)		1,421.2

Total shareholders’ equity related to controlling interests	871.8	137.4	(f)	1,009.2
Noncontrolling interests	2.1	—		2.1

Total shareholders’ equity	873.9	137.4		1,011.3

Total liabilities and shareholders’ equity	$2,903.5	$208.0		$3,111.5

See accompanying notes to unaudited pro forma combined financial statements.

PolyOne Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2012

(in millions, except per share data)	Reported	Pro Forma Adjustments Note 2 (g)	Pro Forma
Sales	$2,992.6	$(131.8)	$2,860.8
Cost of sales	2,428.3	(98.6)	2,329.7

Gross margin	564.3	(33.2)	531.1
Selling and administrative expense	420.6	(3.6)	417.0
Income related to previously owned equity affiliates	23.4	—	23.4

Operating income	167.1	(29.6)	137.5
Interest expense, net	(50.8)	—	(50.8)
Other expense, net	(3.3)	0.1	(3.4)

Income from continuing operations, before income taxes	113.0	(29.7)	83.3
Income tax expense	(41.2)	11.1	(30.1)

Income from continuing operations	71.8	(18.6)	53.2
Net loss for noncontrolling interests	0.1	—	0.1

Net income from continuing operations attributable to PolyOne shareholders	$71.9	$(18.6)	$53.3

Earnings per share from continuing operations:
Basic	$0.81	$(0.21)	$0.60
Diluted	$0.80	$(0.21)	$0.59

Weighted-average common shares outstanding:
Basic	89.1		89.1
Diluted	89.8		89.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

PolyOne Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2011

(in millions, except per share data)	Reported	Pro Forma Adjustments Note 2 (g)	Pro Forma
Sales	$2,863.5	$(154.1)	$2,709.4
Cost of sales	2,400.8	(120.7)	2,280.1

Gross margin	462.7	(33.4)	429.3
Selling and administrative expense	381.7	(3.4)	378.3
Income related to previously owned equity affiliates	152.0	—	152.0

Operating income	233.0	(30.0)	203.0
Interest expense, net	(33.7)	—	(33.7)
Premium on early extinguishment of debt	(0.9)	—	(0.9)
Other income, net	0.3	0.2	0.5

Income from continuing operations, before income taxes	198.7	(29.8)	168.9
Income tax expense	(26.1)	10.6	(15.5)

Net income from continuing operations attributable to PolyOne shareholders	$172.6	$(19.2)	$153.4

Earnings per share from continuing operations:
Basic	$1.87	$(0.21)	$1.66
Diluted	$1.83	$(0.20)	$1.63

Weighted-average common shares outstanding:
Basic	92.2		92.2
Diluted	94.3		94.3

See accompanying notes to unaudited pro forma condensed combined financial statements.

PolyOne Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2010

(in millions, except per share data)	Reported	Pro Forma Adjustments Note 2 (g)	Pro Forma
Sales	$2,621.9	$(115.7)	$2,506.2
Cost of sales	2,193.1	(97.0)	2,096.1

Gross margin	428.8	(18.7)	410.1
Selling and administrative expense	296.2	(3.3)	292.9
Income related to previously owned equity affiliates	42.0	—	42.0

Operating income	174.6	(15.4)	159.2
Interest expense, net	(31.5)	—	(31.5)
Premium on early extinguishment of debt	(29.5)	—	(29.5)
Other expense, net	(2.3)	0.1	(2.4)

Income from continuing operations, before income taxes	111.3	(15.5)	95.8
Income tax benefit	51.3	5.4	56.7

Net income from continuing operations attributable to PolyOne shareholders	$162.6	$(10.1)	$152.5

Earnings per share from continuing operations:
Basic	$1.75	$(0.11)	$1.64
Diluted	$1.69	$(0.10)	$1.59

Weighted-average common shares outstanding:
Basic	93.1		93.1
Diluted	96.0		96.0

See accompanying notes to unaudited pro forma condensed combined financial statements.

PolyOne Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial information of PolyOne adjusted to give effect to the disposition of the Resin Business.

The unaudited pro forma condensed combined balance sheet assumes that the disposition occurred on March 31, 2013, while the unaudited condensed combined pro forma statements of income for the years ended December 31, 2012, 2011 and 2010, respectively, give effect to the disposition as if it had occurred at the beginning of each period presented. The unaudited pro forma condensed combined financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the disposition.

The unaudited pro forma condensed combined financial statements have been provided for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been achieved had the disposition occurred as of, or at the beginning of the periods presented, nor are they necessarily indicative of the Company’s future operating results or financial position.

Note 2: Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of income:

(a)	Reflects the cash proceeds of $250.0 million from the sale of the Resin Business to Mexichem.

(b)	Reflects the elimination of assets held-for-sale and liabilities held-for-sale as a result of the disposition of the Resin Business.

(c)	Reflects estimated transaction costs related to the disposition of the Resin Business.

(d)	Reflects adjustments to taxes payable resulting from the disposition, assuming a tax rate of 38%.

(e)	Reflects the reclassification of long-term deferred tax liabilities to current as a result of the disposition of the Resin Business.

(f)	Reflects the estimated gain on the disposition of the Resin Business, net of estimated transaction fees and income taxes.

(g)	Reflects the pro forma adjustments to eliminate the revenues and expenses that are directly attributable to the Resin Business and will not continue after the completion of the disposition.